Exhibit 99.1

CCG Announces Change in Management, Copper Beech Transaction and Strategic Repositioning

Charlotte, NC – November 4, 2014 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), an owner and manager of high-quality student housing properties, today announced additional changes in senior management, as well as its intent to acquire Copper Beech assets, discontinue its construction and development business, reduce joint venture exposure and sell non-core assets as part of the Company’s release of financial results for the three months ended September 30, 2014.

Highlights

Change in Management

•	Effective immediately, Ted W. Rollins, Chairman and Chief Executive Officer, has resigned and will no longer be actively involved with the Company. The Independent Directors of the Board of Directors of the Company have elected Richard Kahlbaugh, lead independent director, as Executive Chairman and Interim CEO. It is intended that Mr. Kahlbaugh will guide the Company through the completion of its strategic repositioning.

•	Effective immediately, Donnie Bobbitt has resigned and will no longer serve as the Company’s Chief Financial Officer. Mr. Bobbitt will remain as a transition advisor to the Company reporting to Mr. Kahlbaugh. Scott Rochon has been named acting Chief Financial Officer in addition to his duties as the Company’s Chief Accounting Officer.

•	Aaron Halfacre and Angel Herrera remain as the Company’s Chief Investment Officer and Chief Operating Officer, respectively.

Copper Beech Transaction

•	Entered into an amendment to the Copper Beech purchase agreement to acquire remaining equity interests in 32 properties in the Copper Beech portfolio; transaction expected to generate approximately $20 million of incremental net operating income (“NOI”) at an incremental purchase cap rate of 7.3% based on current share price

•	Total consideration of approximately $60.3 million cash, approximately $140.6 million of debt assumption and the issuance of approximately 12.4 million operating partnership units (“OP units”)

•	OP units to be issued at premium to the current share price and above consensus net asset value

•	Achieves full operational control while also providing scale, diversification and accretion

•	Target closing of December 31, 2014

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Strategic Repositioning

•	Discontinuing all construction and development to simplify the business model and focus on organic growth

•	Identifying cost savings at the property and corporate level to enhance profitability

•	Reducing joint venture exposure through select asset dispositions to reduce indebtedness and increase liquidity

•	Exploring strategic options for our projects in Montreal, to include capital solutions to reduce exposure, concurrent with ongoing efforts to drive occupancy

•	Marketing development pipeline assets for sale to increase liquidity and simplify balance sheet

"Today’s announcement exemplifies our commitment to our investors. Not only are we completing the Copper Beech transaction on attractive terms, we have also taken the necessary actions to deliver change," declared the Independent Directors of the Board of Directors of the Company. "After a thorough and deliberate process, the Board of Directors of the Company have accepted the resignations of Mr. Rollins and Mr. Bobbitt. We thank them for their years of service and wish them the very best in their future endeavors.”

“The Board of Directors will be working closely with Aaron, Scott and Angel as we continue the strategic repositioning of Campus Crest,” noted Mr. Kahlbaugh. “As previously stated, our initiatives for change include a focus on operations to deliver organic growth, instilling a disciplined approach to capital allocation, manifesting meaningful cost savings across our organization and bringing about thoughtful balance sheet improvements. We look forward to providing more information in the weeks and months ahead.”

“We are proactively taking the steps necessary to restore investor confidence and are intently focused on improving shareholder value. We thank our investors for their continued support.” said Aaron Halfacre.

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Financial Results for the Three and Nine Months Ended September 30, 2014

For the three and nine months ended September 30, 2014, Funds From Operations (“FFO”) and FFOA are shown in the table below.

FFO/FFOA
	Three Months Ended September 30,				Nine Months Ended September 30,
($mm, except per share)	2014	Per share - diluted	2013	Per share - diluted	2014	Per share - diluted	2013	Per share - diluted

FFO	($118.9)	($1.84)	$14.1	$0.22	($96.2)	($1.49)	$35.0	$0.60
FFOA[1]	$9.7	$0.15	$13.1	$0.20	$28.2	$0.44	$31.9	$0.55

1 Includes eliminations for the write-off of transaction costs, the fair value adjustments of Copper Beech debt, restructuring related charges, asset impairments, and other charges as reflected in the Q3 2014 Supplemental Analyst Package.

A reconciliation of net income attributable to common stockholders to FFO and to FFOA can be found at the end of this release.

For the three months ended September 30, 2014, the Company reported total revenues of $28.3 million and net income (loss) attributable to common stockholders of ($130.0) million as a result of the Company’s strategic repositioning, compared to $23.3 million and $3.7 million, respectively, in the same period in 2013. Please see Balance Sheet Impairments and Condensed Consolidated Statement of Operations for further details below.

Operating Results

For the three and nine months ended September 30, 2014, results for wholly owned same store properties were as follows:

Same Store Results
	Three Months Ended September 30,			Nine Months Ended September 30,
($mm)	2014	2013	Change	2014	2013	Change

Number of Assets	28	28		28	28
Number of Beds	14,920	14,920		14,920	14,920
Occupancy	90.0%	91.5%	(150) bps	90.2%	92.5%	(230) bps
Total Revenues	$20.9	$21.1	(1.1%)	$62.7	$64.1	(2.2%)
NOI	$10.5	$11.4	(7.8%)	$33.5	$35.4	(5.5%)
NOI Margin	50.4%	54.1%	(370) bps	53.4%	55.2%	(180) bps

The year-over-year results reflect the Company’s improved tenant underwriting processes implemented for the 2014/2015 academic leasing year. These improvements are designed to better reflect in-place economic occupancy and minimize quarter-over-quarter volatility on a go-forward basis.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package located at http://investors.campuscrest.com/.

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Portfolio Information

As of September 30, 2014, the Company owned interests in 86 properties totaling approximately 46,682 beds across North America. A summary of the leasing for the 2014/2015 academic year follows:

2014/2015 Academic Year Leasing Summary
			2013-2014				2014-2015			Rental Rate
Category	Properties	Beds	Signed[1]	%	Actual[2]	%	Forecast[3]	%	Change[4]	Change[5]

Operating Properties By Ownership

Wholly Owned	32	17,476	16,048	91.8%	15,861	90.8%	16,100	92.1%	1.3%	2.0%
Joint Venture	9	5,148	4,197	81.5%	4,141	80.4%	4,110	79.8%	(0.6%)	2.7%
Copper Beech	35	16,647	15,082	90.6%	15,080	90.6%	15,592	93.7%	3.1%	0.2%

Total Operating Properties	76	39,271	35,327	90.0%	35,082	89.3%	35,802	91.2%	1.9%	1.3%

Total 2014 Deliveries	10	7,411	n/a	n/a	n/a	n/a	3,814	51.5%	n/a	n/a

Footnotes:

1) Total signed leases as of September 30, 2013, as reported in October 1, 2013 press release

2) Actual physical occupancy during the 2013/2014 academic year

3) Forecast 2014/2105 physical occupancy based on leases signed as of September 30, 2014 and projected tenant attrition

4) Year over year change in occupancy based on actual 2013/2014 and forecast 2014/2015

5) Forecast rental rate change for the 2014-2015 academic year over the 2013-2014 academic achieved rental RevPOB

Balance Sheet Impairments

The Company’s strategic repositioning resulted in impairments to the balance sheet as of September 30, 2014, and can be broadly associated with the following three categories:

Discontinued development – The Company’s exit from the construction and development business triggered the write-off of unrecoverable pre-development costs and adjustments to the carrying values of land parcels now being held for sale. Other related charges include severance and corporate infrastructure changes.

Reduced joint venture exposure – The Company has recognized impairments to its investments held in underperforming properties within our HSRE joint ventures. Additionally, an impairment of our Montreal joint venture has been taken in recognition that the full value of the investment may not be recoverable.

Effects of not exercising Copper Beech purchase option – A one-time non-cash accounting charge associated with the third quarter 2014 shift in the Company’s pro-rata economic ownership interest in the Copper Beech assets.

4

A summary of all balance sheet impairments follows:

Balance Sheet Impairments
($mm)	Adjustment

Impairment of land & predevelopment costs	$29,790
Write off of corporate other assets	7,765
Impairment of unconsolidated entities	50,866
Effect of not exercising Copper Beech purchase option	34,048

Total	$122,469

Capital Markets Activity and Liquidity

As of September 30, 2014, the Company had not sold any shares under its $100.0 million At-the-Market common equity offering program. The Company had $18.3 million of cash, $6.2 million of restricted cash and net availability under its revolving credit facility of $70.8 million as of September 30, 2014.

2014 Earnings Guidance and Dividends

Based on the Copper Beech transaction and the strategic repositioning announced today, the Company has withdrawn 2014 earnings guidance to allow sufficient time to complete forecast revisions.

The Company announced that its Board of Directors has declared its intent to lower the common stock dividend upon final review of forecast revisions; the fourth quarter dividend will be announced in December.

Conference Call Details

The Company will host a conference call on Tuesday, November 4, 2014, at 9:00 a.m. (EST) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13594808. The replay will be available until November 11, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

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Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investors section of the Company’s web site at http://www.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 86 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full-year 2014 FFOA and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

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Contact:

Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	September 30,	December 31,
	2014	2013

Assets
Investment in real estate, net:
Student housing properties	$923,531	$716,285
Accumulated depreciation	(120,121)	(102,356)
Development in process	19,802	91,184
Investment in real estate, net	823,212	705,113
Investment in unconsolidated entities[1]	275,040	324,838
Cash and cash equivalents	18,313	32,054
Restricted cash [2]	6,207	32,636
Student receivables, net	2,802	2,825
Cost and earnings in excess of construction billings	24,449	42,803
Other assets, net	46,796	42,410
Total assets	$1,196,819	$1,182,679

Liabilities and equity
Liabilities:
Mortgage and construction loans	$279,152	$205,531
Line of credit and other debt	301,122	207,952
Accounts payable and accrued expenses	69,902	62,448
Construction billings in excess of cost and earnings	8	600
Other liabilities	18,768	11,167
Total liabilities	668,952	487,698
Equity:
Preferred stock	$61	$61
Common stock	648	645
Additional common and preferred paid-in capital	776,605	773,896
Accumulated deficit and distributions	(256,377)	(84,143)
Accumulated other comprehensive loss	(1,451)	(71)
Total stockholders' equity	519,486	690,388
Noncontrolling interests	8,381	4,593
Total equity	527,867	694,981
Total liabilities and equity	$1,196,819	$1,182,679

1 As of December 31, 2013, includes the Company’s investment in Copper Beech equating to a 67% effective ownership interest in 30 properties, of which 28 are operating and two are non-operating properties. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of September 30, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

2 As of September 30, 2014 and December 31, 2013, includes approximately $0 and $28,200, respectively, of cash held in escrow from the sale of four wholly-owned Grove-branded student housing properties on December 27, 2013.

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	$ Change	2014	2013	$ Change

Revenues:
Student housing rental	$26,985	$22,165	$4,820	$74,256	$64,118	$10,138
Student housing services	1,043	867	176	3,043	2,645	398
Property management services	281	225	56	711	539	172
Total revenues	28,309	23,257	5,052	78,010	67,302	10,708
Operating expenses:
Student housing operations	12,368	9,923	2,445	33,728	29,341	4,387
General and administrative[1]	4,043	2,424	1,619	11,198	8,076	3,122
Impairment of land & predevelopment costs	29,790	-	29,790	29,790	-	29,790
Write-off of corporate other assets	7,765	-	7,765	7,765	-	7,765
Transaction costs[2]	286	247	39	2,331	835	1,496
Ground leases	120	54	66	357	162	195
Depreciation and amortization	7,035	5,581	1,454	21,269	17,154	4,115
Total operating expenses	61,407	18,229	43,178	106,438	55,568	50,870
Equity in earnings (loss) of unconsolidated entities[3,4]	635	1,302	(667)	63	3,608	(3,545)
Impairment of unconsolidated entities	(50,866)	-	(50,866)	(50,866)	-	(50,866)
Effect of not exercising Copper Beech purchase option	(34,048)	-	(34,048)	(34,048)	-	(34,048)
Operating income	(117,377)	6,330	(123,707)	(113,279)	15,342	(128,621)
Nonoperating income (expense):
Interest expense, net	(3,639)	(3,091)	(548)	(9,965)	(8,764)	(1,201)
Other income (expense)[5]	(41)	696	(737)	129	1,421	(1,292)
Total nonoperating expense, net	(3,680)	(2,395)	(1,285)	(9,836)	(7,343)	(2,493)
Net income before income tax benefit (expense)	(121,057)	3,935	(124,992)	(123,115)	7,999	(131,114)
Income tax benefit (expense)	(1,131)	(40)	(1,091)	(731)	306	(1,037)
Income from continuing operations	(122,188)	3,895	(126,083)	(123,846)	8,305	(132,151)
Income (loss) from discontinued operations	(5,506)	958	(6,464)	(3,191)	2,655	(5,846)
Net income (loss)	(127,694)	4,853	(132,547)	(127,037)	10,960	(137,997)
Dividends on preferred stock	3,050	1,150	1,900	9,150	3,450	5,700
Net income (loss) attributable to noncontrolling interests	(770)	26	(796)	(773)	51	(824)
Net income (loss) attributable to common stockholders	($129,974)	$3,677	($133,651)	($135,414)	$7,459	($142,873)

Per share data - basic and diluted:
Income (loss) from continuing operations attributable to common stockholders	($1.92)	$0.05		($2.04)	$0.08
Income (loss) from discontinued operations attributable to common stockholders	($0.09)	$0.01		($0.05)	$0.05
Net income (loss) per share attributable to common stockholders	($2.01)	$0.06		($2.09)	$0.13

Weighted average common shares outstanding:
Basic	64,770	64,518		64,650	58,461
Diluted	65,204	64,953		65,084	58,896

1 For three and nine months ended September 30, 2014, includes $720 of severance costs.

2 For the three and nine months ended September 30, 2014, includes $286 and $2,331, respectively, of transaction costs related to Copper Beech, the Montreal investments and other transaction costs. Additionally, for the three and nine months ended September 30, 2013, includes $247 and $835, respectively, of transaction costs related to Copper Beech.

3 For the three and nine months ended September 30, 2014 and the period from March 18, 2013 to September 30, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of September 30, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

4 For the three and nine months ended September 30, 2014, includes $1,539 and $5,058, respectively, of fair value adjustment related to Copper Beech's debt. For the three and nine months ended September 30, 2013, includes $1,220 and $2,165, respectively, of fair value adjustment related to Copper Beech's debt.

5 For the three and nine months ended September 30, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013. In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

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CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO"), FUNDS FROM OPERATIONS ADJUSTED ("FFOA") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	$ Change	2014	2013	$ Change

Net income (loss) attributable to common stockholders	($129,974)	$3,677	($133,651)	($135,414)	$7,459	($142,873)
Net income (loss) attributable to noncontrolling interests	(770)	26	(796)	(773)	51	(824)
Real estate related depreciation and amortization	6,590	5,341	1,249	20,175	16,523	3,652
Real estate related depreciation and amortization - discontinued operations	-	545	(545)	-	2,070	(2,070)
Real estate related depreciation and amortization - unconsolidated entities	5,259	4,487	772	19,856	8,917	10,939
FFO available to common shares and OP units[1,2,3]	(118,895)	14,076	(132,971)	(96,156)	35,020	(131,176)
Elimination of the following:
Transaction costs	286	1,153	(867)	2,331	1,741	590
Impairment of land & predevelopment costs	29,790	-	29,790	29,790	-	29,790
Write off of corporate other assets	7,765	-	7,765	7,765	-	7,765
Severance	720	-	720	720	-	720
Change in valuation allowance for deferred tax asset	1,131	-	1,131	731	-	731
Discontinued operations	5,506	(958)	6,464	3,191	(2,655)	5,846
Impairment of unconsolidated entities	50,866	-	50,866	50,866	-	50,866
Effect of not exercising Copper Beech purchase option	34,048	-	34,048	34,048	-	34,048
FV adjustment of CB debt	(1,539)	(1,220)	(319)	(5,058)	(2,165)	(2,893)

Funds from operations adjusted (FFOA) available to common shares and OP units	$9,678	$13,051	($3,373)	$28,228	$31,941	($3,713)

FFO per share - diluted[1,2,3]	($1.84)	$0.22	($2.06)	($1.49)	$0.60	($2.09)
FFOA per share - diluted	$0.15	$0.20	($0.05)	$0.44	$0.55	($0.11)
Weighted average common shares and OP units outstanding - basic/dilutive[4]	64,770	64,518		64,650	58,461

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014[1]	2013[1]	2014[1]	2013[1]

Net income (Loss) attributable to common stockholders	($129,974)	$3,677	($135,414)	$7,459
Net income (Loss) attributable to noncontrolling interests	(770)	26	(773)	51
Preferred stock dividends	3,050	1,150	9,150	3,450
Income tax (benefit) expense	1,131	40	731	(306)
Other (income) expense	41	(696)	(129)	(1,348)
(Income) loss on discontinued operations	5,506	(958)	3,191	(2,655)
Interest expense	3,639	3,091	9,965	8,764
Equity in earnings of unconsolidated entities	(635)	(1,302)	(63)	(3,608)
Depreciation and amortization	7,035	5,581	21,269	17,154
Ground lease expense	120	54	357	162
General and administrative expense[5]	4,043	2,424	11,198	8,076
Impairment of unconsolidated entities	50,866	-	50,866	-
Effect of not exercising Copper Beech purchase option	34,048	-	34,048	-
Impairment of land & predevelopment costs	29,790	-	29,790	-
Write-off of corporate other assets	7,765	-	7,765	-
Transaction costs	286	247	2,331	835
Property management services	(281)	(225)	(711)	(539)
Total NOI	$15,660	$13,109	$43,571	$37,495
Same store properties NOI[6]	$10,525	$11,424	$33,461	$35,412
New properties NOI[6,7]	$4,259	$1,224	$7,743	$1,255
The Grove at Pullman & Toledo NOI[8]	$876	$461	$2,367	$755

1 For the three and nine months ended September 30, 2014 and the period March 18, 2013 to June 30, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of September 30, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

2 For the three and nine months ended September 30, 2014, includes $286 and $2,331, respectively, of transaction costs related to Copper Beech, the Montreal investments and other transaction costs. Additionally, for the three and nine months ended September 30, 2013, includes $247 and $835, respectively, of transaction costs related to Copper Beech.

3 For the three and nine months ended September 30, 2014, includes $1,539 and $5,058, respectively, of fair value adjustment related to Copper Beech's debt. For the three and nine months ended September 30, 2013, includes $1,220 and $2,165, respectively, of fair value adjustment related to Copper Beech's debt.

4 For the three and nine months ended September 30, 2014, the basic shares were used to calculate FFO and FFOA as the dilutive shares would have been anti-dilutive. For the three and nine months ended September 30, 2013, the dilutive shares were used to calculate FFO and FFOA.

5For three and nine months ended September 30, 2014, includes $720 of severance costs.

6 "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

7 Includes NOI contribution from Copper Beech at Ames. This is a consolidated joint venture.

8 Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

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Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost, and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

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NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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